SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2002 (October 24, 2002)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	0-25245	62-1763875

(State or other jurisdiction of	(Commission File	(I.R.S. Identification
incorporation)	Number)	Number)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (615) 263-3000

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. Other Events.
ITEM 7(c). Exhibits.
SIGNATURES
EXHIBIT INDEX
Agreement to final determination
Press Release
Press Release

ITEM 5. Other Events.

Settlement of 1997 Federal Income Tax Audit.

Corrections Corporation of America, a Maryland corporation (“CCA” or the “Company”), announced that it has entered into a definitive settlement agreement with the IRS in connection with the previously disclosed IRS audit of CCA’s predecessor’s 1997 federal income tax return. The text of the settlement agreement entered into by CCA and the IRS is included as Exhibit 10.1 hereto and is incorporated herein in its entirety by reference. The press release issued by CCA on October 28, 2002 announcing the settlement is filed herewith as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Agreement to Manage Inmates from the State of Tennessee.

CCA also announced that it has entered into an agreement that provides for the management of up to 1,536 inmates from the State of Tennessee at CCA’s Whiteville Correctional Facility located in Whiteville, Tennessee. The press release issued by CCA on October 28, 2002 announcing the anticipated receipt of inmates from the State of Tennessee at the facility is filed herewith as Exhibit 99.2 and is incorporated herein in its entirety by reference.

ITEM 7(c). Exhibits.

The following exhibits are filed as part of this Current Report:

Exhibit
Number	Description of Exhibits

10.1	Agreement as to Final Determination of Tax Liability and Specific Matters by and between CCA, as successor to Corrections Corporation of America (a Tennessee corporation) and its subsidiaries and as successor in interest to Mineral Wells R.E., L.P. and United Concept Limited Partnership, and the Department of the Treasury — Internal Revenue Service of the United States.

99.1	CCA press release announcing its settlement with the IRS in connection with 1997 federal income tax audit.

99.2	CCA press release announcing the anticipated receipt of inmates from the State of Tennessee at CCA’s Whiteville Correctional Facility.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the undersigned Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2002		CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ Irving E. Lingo, Jr.

	Its:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

10.1	Agreement as to Final Determination of Tax Liability and Specific Matters by and between Corrections Corporation of America, a Maryland corporation (“CCA”), as successor to Corrections Corporation of America (a Tennessee corporation) and its subsidiaries and as successor in interest to Mineral Wells R.E., L.P. and United Concept Limited Partnership, and the Department of the Treasury — Internal Revenue Service of the United States.

99.1	CCA press release announcing its settlement with the IRS in connection with 1997 federal income tax audit.

99.2	CCA press release announcing the anticipated receipt of inmates from the State of Tennessee at CCA’s Whiteville Correctional Facility.